Exhibit 26 (g) i. a. 4.

AMENDMENT to

ALL REINSURANCE AGREEMENTS (open and terminated)

(the “Agreements”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter the “Ceding Company”)

and

THE CANADA LIFE ASSURANCE COMPANY

(hereinafter the “Reinsurer”)

Effective January 1, 2012, the Amendment Effective Date, the following information regarding the Long Term Care (LTC) Rider will be added to the Accepted Coverages provision in the Agreements:

1.	Effective January 1, 2012 through December 31, 2012, the LTC rider shall be eligible for reinsurance as a rider on the base product for
a.	the Whole Life Legacy 100 product, and
b.	Term and Perm into the Whole Life Legacy 100 product.

2.	Effective January 1, 2013 and later, the LTC rider shall be eligible for reinsurance as a rider on the base product for
a.

the five traditional permanent products listed (Whole Life Legacy 100, Limited Pay Whole Life – LP10, Limited Pay Life to Age 65 – LP65, Whole Life Legacy High Early Cash Value and Whole Life Legacy 20 Pay), and

b.	Term and Perm into any of the five traditional permanent products listed above.

A description of the LTC rider reinsurance coverage is in the attached EXHIBIT I.

This Amendment is meant to apply to reinsurance directly written on products for which the LTC rider is available, as well as to reinsurance on              to products for which the LTC rider is available.

All terms and conditions of these Agreements not in conflict with the terms and conditions of this Amendment shall continue unchanged.

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IN WITNESS WHEREOF, the parties hereto execute this Amendment in good faith:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	9-25-12
Peter G. Ferris
Second Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	9-25-12
Peter G. Ferris
Second Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	9-25-12
Peter G. Ferris
Second Vice President & Actuary

THE CANADA LIFE ASSURANCE COMPANY

By:	/s/ John Occleshaw	Date:	September 20, 2012
Print name:	John Occleshaw, MA FIA
Title:	Senior Vice President Reinsurance

THE CANADA LIFE ASSURANCE COMPANY

By:	/s/ JF Poulin	Date:	Sept 21, 2012
Print name:	Jean-Francois Poulin, FSA, FCIA
Title:	Senior Vice President Life Reinsurance

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EXHIBIT 1: Long Term Care Rider

The Long Term Care Rider (LTC) allows             .

1.	If a .

If a             .

            .

TABLE A

Sample Life Expectancy After LTC Benefits Paid

[table deleted]

AMENDMENT to

SELECTED REINSURANCE AGREEMENTS listed in Exhibit I

(the “Agreements”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter the “Ceding Company”)

and

THE CANADA LIFE ASSURANCE COMPANY

(hereinafter the “Reinsurer”)

Effective July 30, 2012, the Amendment Effective Date, the Agreements are hereby revised to             . The              guidelines in the attached Exhibit II shall be added to the Underwriting Guidelines section of the Agreements. Note, it is agreed by the Reinsurer and the Ceding Company that the Agreements will             .

All terms and conditions of this Agreement not in conflict with the terms and conditions of this Amendment shall continue unchanged.

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IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	12-4-12
Peter G. Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	12-4-12
Peter G. Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	12-4-12
Peter G. Ferris
Vice President & Actuary

THE CANADA LIFE ASSURANCE COMPANY

By:	/s/ John Occleshaw	Date:	Nov 28, 2012
Print name:	John Occleshaw, MA FIA
Title:	Senior Vice President Reinsurance

THE CANADA LIFE ASSURANCE COMPANY

By:	/s/ JF Poulin	Date:	Nov 29, 2012
Print name:	Jean-Francois Poulin, FSA, FCIA
Title:	Senior Vice President Life Reinsurance

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Exhibit I

Effective Date of Agreement	CLRE’S Treaty Reference Number	Description	TAI Code
8/1/2008		VUL III

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Exhibit II

•	.

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•	.

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•	.

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•	.

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•	.

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Country Classifications

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Country Classifications

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Country Classifications

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Country Classifications

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Country Classifications

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Country Classifications

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Country Classifications

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Country Classifications

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Country Classifications

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Country Classifications

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AMENDMENT to the

SELECTED REINSURANCE AGREEMENTS

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter the “Ceding Company”)

and

THE CANADA LIFE ASSURANCE COMPANY

(hereinafter the “Reinsurer”)

Effective January 1, 2013, the Amendment Effective Date, Article III - Basis of Reinsurance of the Agreements in the attached Exhibit will be replaced with the attached Article III - Basis of Reinsurance revising             .

All terms and conditions of this Agreement not in conflict with the terms and conditions of this Amendment shall continue unchanged.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	2-13-13
Peter G. Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	2-13-13
Peter G. Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	2-13-13
Peter G. Ferris
Vice President & Actuary

THE CANADA LIFE ASSURANCE COMPANY

By:	/s/ John Occleshaw	Date:	December 20, 2012
Print name:	John Occleshaw, MA FIA
Title:	Senior Vice President Reinsurance

THE CANADA LIFE ASSURANCE COMPANY

By:	/s/ JF Poulin	Date:	December 21, 2012
Print name:	Jean-Francois Poulin, FSA, FCIA
Title:	Senior Vice President Life Reinsurance

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Exhibit

Treaty Effective Date	Canada Life Reference Number	Description	TAI Code
8/1/2008		VUL III / SL14

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ARTICLE III: BASIS OF REINSURANCE

A.	Life insurance shall be reinsured on a . The Reinsurer .

B.	For the purpose of this Agreement, except as noted below, the reinsured net amount at risk shall be .

C.

The amount at risk may be determined using actual cash values, account values, tabular values, or by other methods agreeable to the Ceding Company and the Reinsurer. Schedule D – Special Net Risk Calculations defines special methods for calculating the net amount at risk different from B of this Article.